Exhibit 99.1

Columbia Sportswear Company Reports Third Quarter 2025 Financial Results;
Updates Full Year 2025 Financial Outlook

Third Quarter 2025 Highlights
•Net sales increased 1 percent (flat on a constant-currency basis) to $943.4 million, compared to third quarter 2024.
•Operating income decreased 40 percent to $67.4 million, or 7.1 percent of net sales, compared to third quarter 2024 operating income of $112.5 million, or 12.1 percent of net sales. Third quarter 2025 operating income includes $29.0 million of impairment charges related to prAna and Mountain Hardwear.
•Diluted earnings per share of $0.95, compared to third quarter 2024 diluted earnings per share of $1.56. The impairment charges referred to above negatively impacted diluted earnings per share by $0.46.
•Exited the quarter with $236.0 million of cash, cash equivalents and short-term investments and no borrowings.

Full Year 2025 Financial Outlook
The following forward-looking statements reflect our expectations as of October 30, 2025 and are subject to significant risks and business uncertainties, including those factors described under “Forward-Looking Statements” below. Additional disclosures and financial outlook details can be found in the Full Year 2025 Financial Outlook section below and the CFO Commentary and Financial Review presentation.
•Net sales of $3.33 to $3.37 billion, representing a net sales decline of 1.0 percent to flat compared to 2024.
•Operating income of $163 to $185 million, representing operating margin of 4.9 to 5.5 percent, including $29.0 million in impairment charges related to prAna and Mountain Hardwear.
•Diluted earnings per share of $2.55 to $2.85, including a $0.46 negative impact from the impairment charges referred to above.

PORTLAND, Ore. - October 30, 2025 - Columbia Sportswear Company (NASDAQ: COLM, the "Company"), a multi-brand global leading innovator in outdoor, active and lifestyle products including apparel, footwear, accessories, and equipment, today announced third quarter 2025 financial results for the period ended September 30, 2025.

Chairman, President and Chief Executive Officer Tim Boyle commented, “Third quarter results reflect sustained momentum in our international business, led by double-digit percent sales growth in our Europe-direct markets. This strong international performance underscores the Columbia brand’s ability to connect with younger and more active consumers, a key tenet of our ACCELERATE Growth Strategy.

“In the U.S., we are focused on revitalizing the Columbia brand through our ACCELERATE Growth Strategy. The launch of our new brand platform, 'Engineered for Whatever', was a major milestone—celebrating the extremes of outdoor adventure and rekindling the brand’s irreverent spirit from the '80s and '90s. The early response has been overwhelmingly positive, and we intend to build upon that momentum with a robust pipeline of differentiated activations and other media investments during the important holiday sales period ahead.

“I’m confident we have the right strategy in place to unlock significant long-term growth opportunities. We remain committed to investing in our strategic priorities to:

•accelerate profitable growth;
•create iconic products that are differentiated, functional and innovative;
•drive brand engagement through increased, focused demand creation investments;
•enhance consumer experiences by investing in capabilities to delight and retain consumers;
•amplify marketplace excellence, with digitally-led, omni-channel, global distribution; and
•empower talent that is driven by our core values, through a diverse and inclusive workforce."

CFO's Commentary and Financial Review Presentation Available Online

For a detailed review of the Company's third quarter 2025 financial results, please refer to the CFO Commentary and Financial Review presentation furnished to the Securities and Exchange Commission (the "SEC") on a Current Report on Form 8-K and published on the Investor Relations section of the Company's website at http://investor.columbia.com/financial-results at approximately 4:15 p.m. ET today. Analysts and investors are encouraged to review this commentary prior to participating in our conference call.

ACCELERATE Growth Strategy

ACCELERATE is a growth strategy intended to elevate the Columbia brand to attract younger and more active consumers. It is a multi-year effort centered around several consumer-centric shifts to our brand, product and marketplace strategies, as well as enhanced ways of working. For more information on the ACCELERATE Growth Strategy, please refer to the CFO Commentary and Financial Review presentation.
Third Quarter 2025 Financial Results
(All comparisons are between third quarter 2025 and third quarter 2024, unless otherwise noted.)

Net sales increased 1 percent (flat on a constant-currency basis) to $943.4 million from $931.8 million for the comparable period in 2024. The increase primarily reflected changes in wholesale shipment timing, which benefitted sales in the quarter by approximately $30 million, partially offset by lower direct-to-consumer ("DTC") net sales. Sales growth in most of our international markets was partially offset by underlying weakness in the U.S.

Gross margin contracted 20 basis points to 50.0 percent of net sales from 50.2 percent of net sales for the comparable period in 2024. Gross margin contraction reflected the impact of incremental tariffs and unfavorable foreign exchange rates, which more than offset higher channel profitability from lower clearance and promotional activity.

SG&A expenses were $380.9 million, or 40.4 percent of net sales, compared to $361.2 million, or 38.8 percent of net sales, for the comparable period in 2024. The largest changes in SG&A expenses were driven by higher demand creation and omni-channel expenses.

Impairment of goodwill and intangible assets included $29.0 million of charges related to prAna and Mountain Hardwear.

Operating income decreased 40 percent to $67.4 million, or 7.1 percent of net sales, compared to operating income of $112.5 million, or 12.1 percent of net sales, for the comparable period in 2024.

Interest income, net of $2.9 million, compared to $5.4 million for the comparable period in 2024.

Income tax expense of $19.0 million resulted in an effective income tax rate of 26.7 percent, compared to income tax expense of $29.0 million, or an effective income tax rate of 24.4 percent, for the comparable period in 2024.

Net income was $52.0 million, or $0.95 per diluted share, compared to net income of $90.2 million, or $1.56 per diluted share, for the comparable period in 2024. The impairment charges related to prAna and Mountain Hardwear in third quarter 2025 negatively impacted diluted earnings per share by $0.46.

First Nine Months 2025 Financial Results
(All comparisons are between first nine months 2025 and first nine months 2024, unless otherwise noted.)

Net sales increased 2 percent (3 percent constant-currency) to $2,327.1 million from $2,272.0 million for the comparable period in 2024.

Gross margin expanded 30 basis points to 50.1 percent of net sales from 49.8 percent of net sales for the comparable period in 2024.

SG&A expenses were $1,061.0 million, or 45.6 percent of net sales, compared to $1,013.3 million, or 44.6 percent of net sales, for the comparable period in 2024.

Impairment of goodwill and intangible assets included $29.0 million of charges related to prAna and Mountain Hardwear.

Operating income decreased 32 percent to $90.3 million, or 3.9 percent of net sales, compared to operating income of $133.4 million, or 5.9 percent of net sales, for the comparable period in 2024.

Interest income, net of $14.5 million, compared to $22.9 million for the comparable period in 2024.

Income tax expense of $25.2 million resulted in an effective income tax rate of 23.1 percent, compared to income tax expense of $37.6 million, or an effective income tax rate of 23.8 percent, for the comparable period in 2024.

Net income decreased 30 percent to $84.1 million, or $1.53 per diluted share, compared to net income of $120.7 million, or $2.04 per diluted share, for the comparable period in 2024.

Balance Sheet as of September 30, 2025

Cash, cash equivalents, and short-term investments totaled $236.0 million, compared to $373.9 million as of September 30, 2024.

The Company had no borrowings as of either September 30, 2025 or September 30, 2024.

Inventories of $800.4 million compared to $798.2 million as of September 30, 2024.

Cash Flow for the Nine Months Ended September 30, 2025

Net cash used in operating activities was $333.4 million, compared to $76.6 million for the same period in 2024.

Capital expenditures totaled $46.6 million, compared to $41.7 million for the same period in 2024.

Share Repurchases for the Nine Months Ended September 30, 2025

The Company repurchased 2,400,131 shares of common stock for an aggregate of $171.7 million, or an average price per share of $71.53.

At September 30, 2025, $455.9 million remained available under our stock repurchase authorization, which does not obligate the Company to acquire any specific number of shares or to acquire shares over any specified period of time.

Quarterly Cash Dividend

The Board of Directors approved a regular quarterly cash dividend of $0.30 per share, payable on December 4, 2025 to shareholders of record on November 20, 2025.

Full Year 2025 Financial Outlook

(Additional financial outlook details can be found in the CFO Commentary and Financial Review presentation.)

The Company's 2025 Full Year and Fourth Quarter Financial Outlooks, as well as first half 2026 commentary, are forward-looking in nature, and the following forward-looking statements reflect our expectations as of October 30, 2025 and are subject to significant risks and business uncertainties, including those factors described under “Forward-Looking Statements” below. These risks and uncertainties limit our ability to accurately forecast results. The Company's Full Year and Fourth Quarter 2025 Financial Outlooks, as well as first half 2026 commentary, reflect U.S. tariff rates in place on October 30, 2025.

•Net sales of $3.33 to $3.37 billion, representing a net sales decline of 1.0 percent to flat compared to $3.37 billion in 2024.

•Gross margin of 50.0 to 50.2 percent, representing contraction of 20 basis points to flat, compared to 50.2 percent in 2024.

•Operating income of $163 to $185 million, representing operating margin of 4.9 to 5.5 percent, compared to 8.0 percent in 2024. Operating income includes $29.0 million in impairment charges related to prAna and Mountain Hardwear, as well as $35 to $40 million of incremental tariffs prior to mitigation actions.

•Diluted earnings per share of $2.55 to $2.85, including a $0.46 negative impact from impairment charges related to prAna and Mountain Hardwear, compared to $3.82 in 2024.

Fourth Quarter 2025 Financial Outlook

•Net sales of $1,008 to $1,041 million, representing a decrease of 8 to 5 percent from $1,097 million for the comparable period in 2024. Net sales guidance includes a $30 to $40 million impact of a higher proportion of Fall 2025 shipments occurring in third quarter 2025 in comparison to third quarter 2024.

•Operating margin is expected to be 7.2 to 9.1 percent, compared to operating margin of 12.5 percent in the comparable period in 2024. Operating income includes $20 to $25 million of incremental tariffs prior to mitigation actions.

•Diluted earnings per share are expected to be $1.04 to $1.34, compared to $1.80 for the comparable period in 2024.

Preliminary First Half 2026 Commentary

•Wholesale net sales is expected to be flat to up low-single-digit percent, contemplating sustained international growth across direct and distributor markets, partially offset by a decline in the U.S.

Conference Call

The Company will hold its third quarter 2025 conference call at 5:00 p.m. ET today. Dial (888) 506-0062 to participate. The call will also be webcast live on the Investor Relations section of the Company's website at https://investor.columbia.com.
Fourth Quarter 2025 Reporting Date

The Company plans to report fourth quarter 2025 financial results on Tuesday, February 3, 2026 at approximately 4:05 p.m. ET.

Supplemental Financial Information

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in United States dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the United States dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into United States dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations. In particular, investors may find the non-GAAP financial measure useful by reviewing our net sales results without the volatility in foreign currency exchange rates. This non-GAAP financial measure also facilitates management's internal comparisons to our historical net sales results and comparisons to competitors' net sales results.

The non-GAAP financial measures should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP. See the "Reconciliation of GAAP to Non-GAAP Financial Measures" table included herein. The non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s expectations, anticipations or beliefs about the Company's ability to realize growth opportunities, drive long-term market share gains and manage expenses, financial position, marketing strategies, timing and payment of dividends, and the Company’s expectations regarding its financial results for the fourth quarter of 2025 and the full year 2025. Forward-looking statements often use words such as "will," "anticipate," "estimate," "expect," "should," "may," "plan", "intend", and other words and terms of similar meaning or reference future dates. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties that may affect our future revenues, earnings and performance and could cause the actual results of operations or financial condition of the Company to differ materially from the anticipated results expressed or implied by forward-looking statements in this document include: loss of key customer accounts; our ability to execute our ACCELERATE Growth Strategy; our ability to execute and realize cost savings related to our Profit Improvement Plan; our ability to effectively execute our business strategies, including initiatives to upgrade our business processes and information technology (“IT”) systems and investments in our DTC businesses; our ability to maintain the strength and security of our IT systems; the effects of unseasonable weather, including global climate change; the seasonality of our business and timing of orders; trends affecting consumer spending, including changes in the level of consumer spending, and retail traffic patterns; unfavorable economic conditions generally; the financial health of our customers and retailer consolidation; higher than expected rates of order cancellations; changes affecting consumer demand and preferences and fashion trends; changes in international, federal or state tax, labor and other laws and regulations that affect our business, including changes in corporate tax rates, tariffs, international trade policy and geopolitical tensions, or increasing wage rates; our ability to attract and retain key personnel; risks inherent in doing business in foreign markets, including fluctuations in currency exchange rates, global credit market conditions, changes in global regulation and economic and political conditions and disease outbreaks; volatility in global production and transportation costs and capacity and timing; our ability to effectively manage our inventory and our wholesale customer’s to manage their inventories; our dependence on third-party manufacturers and suppliers and our ability to source at competitive prices from them or at all; the effectiveness of our sales and marketing efforts; business disruptions and acts of terrorism, cyber-attacks or military activities around the globe; intense competition in the industry; our ability to establish and protect our intellectual property; and our ability to develop innovative products. The Company cautions that forward-looking statements are inherently less reliable than historical information. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

About Columbia Sportswear Company

Columbia Sportswear Company connects active people with their passions and is a global multi-brand leading innovator in outdoor, active and lifestyle products including apparel, footwear, accessories, and equipment. Founded in 1938 in Portland, Oregon, the Company's brands are sold in more than 110 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hard Wear®, SOREL® and prAna® brands. To learn more, please visit the Company's websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.prana.com.

Contact:
Andrew Burns, CFA
Vice President of Investor Relations and Strategic Planning
Columbia Sportswear Company
(503) 985-4112
investorrelations@columbia.com

- Financial tables follow -

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of September 30,
(in thousands)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$228,832	$306,680
Short-term investments	7,195	67,244
Accounts receivable, net	610,458	581,738
Inventories	800,350	798,153
Prepaid expenses and other current assets	99,494	72,443
Total current assets	1,746,329	1,826,258
Property, plant and equipment, net	282,394	284,963
Operating lease right-of-use assets	429,562	370,844
Intangible assets, net	71,221	79,221
Goodwill	5,694	26,694
Deferred income taxes	112,634	103,757
Other non-current assets	64,713	69,003
Total assets	$2,712,547	$2,760,740
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$244,365	$221,714
Accrued liabilities	260,487	266,161
Operating lease liabilities	82,693	72,968
Income taxes payable	5,131	6,097
Total current liabilities	592,676	566,940
Non-current operating lease liabilities	397,618	348,786
Income taxes payable	14,399	14,607
Deferred income taxes	335	67
Other long-term liabilities	51,588	42,868
Total liabilities	1,056,616	973,268
Total shareholders' equity	1,655,931	1,787,472
Total liabilities and shareholders' equity	$2,712,547	$2,760,740

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2025	2024	2025	2024
Net sales	$943,425	$931,768	$2,327,123	$2,271,994
Cost of sales	471,607	464,209	1,162,140	1,141,457
Gross profit	471,818	467,559	1,164,983	1,130,537
Gross margin	50.0%	50.2%	50.1%	49.8%

Selling, general and administrative expenses	380,892	361,243	1,060,991	1,013,262
Impairment of goodwill and intangible assets	29,000	—	29,000	—
Net licensing income	5,460	6,225	15,311	16,145
Operating income	67,386	112,541	90,303	133,420
Interest income, net	2,870	5,364	14,525	22,905
Other non-operating income, net	732	1,283	4,447	2,030
Income before income tax	70,988	119,188	109,275	158,355
Income tax expense	18,983	29,031	25,218	37,639
Net income	$52,005	$90,157	$84,057	$120,716

Earnings per share:
Basic	$0.95	$1.56	$1.53	$2.05
Diluted	$0.95	$1.56	$1.53	$2.04
Weighted average shares outstanding:
Basic	54,540	57,785	55,013	58,896
Diluted	54,558	57,936	55,114	59,043

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$84,057	$120,716
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	42,147	42,187
Non-cash lease expense	62,989	56,903
Provision for uncollectible accounts receivable	1,775	3,183
Deferred income taxes	(3,779)	2,180
Share-based compensation	18,060	18,478
Loss on impairment of goodwill and intangible assets	29,000	—
Other, net	(2,463)	(11,278)
Changes in operating assets and liabilities:
Accounts receivable	(184,166)	(162,252)
Inventories	(94,237)	(50,336)
Prepaid expenses and other current assets	(27,883)	5,008
Other assets	(441)	(195)
Accounts payable	(146,916)	(17,044)
Accrued liabilities	(28,433)	(7,823)
Income taxes payable	(25,302)	(22,439)
Operating lease assets and liabilities	(61,754)	(56,557)
Other liabilities	3,903	2,661
Net cash used in operating activities	(333,443)	(76,608)
Cash flows from investing activities:
Purchases of short-term investments	(261,449)	(388,348)
Sales and maturities of short-term investments	547,181	751,232
Capital expenditures	(46,648)	(41,736)
Net cash provided by investing activities	239,084	321,148
Cash flows from financing activities:
Proceeds from issuance of common stock related to share-based compensation	5,264	3,955
Tax payments related to share-based compensation	(5,964)	(4,806)
Repurchase of common stock	(171,687)	(230,864)
Cash dividends paid	(49,461)	(52,860)
Net cash used in financing activities	(221,848)	(284,575)
Net effect of exchange rate changes on cash	13,170	(3,604)
Net decrease in cash and cash equivalents	(303,037)	(43,639)
Cash and cash equivalents, beginning of period	531,869	350,319
Cash and cash equivalents, end of period	$228,832	$306,680
Supplemental disclosures of cash flow information:
Cash paid during the year for income taxes	$78,338	$63,650
Supplemental disclosures of non-cash investing and financing activities:
Property, plant and equipment acquired through increase in liabilities	$10,323	$12,224

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Three Months Ended September 30,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(In thousands, except percentage changes)	2025	Translation	2025(1)	2024	% Change	% Change(1)
Geographical net sales:
United States	$546,690	$—	$546,690	$571,306	(4)%	(4)%
Latin America and Asia Pacific	143,358	(837)	142,521	134,985	6%	6%
Europe, Middle East and Africa	164,461	(9,080)	155,381	141,785	16%	10%
Canada	88,916	606	89,522	83,692	6%	7%
Total	$943,425	$(9,311)	$934,114	$931,768	1%	—%

Brand net sales:
Columbia	$803,973	$(8,673)	$795,300	$799,653	1%	(1)%
SOREL	80,964	(635)	80,329	73,903	10%	9%
prAna	30,375	1	30,376	28,566	6%	6%
Mountain Hardwear	28,113	(4)	28,109	29,646	(5)%	(5)%
Total	$943,425	$(9,311)	$934,114	$931,768	1%	—%

Product category net sales:
Apparel, accessories and equipment	$734,315	$(6,275)	$728,040	$735,356	—%	(1)%
Footwear	209,110	(3,036)	206,074	196,412	6%	5%
Total	$943,425	$(9,311)	$934,114	$931,768	1%	—%

Channel net sales:
Wholesale	$634,171	$(6,845)	$627,326	$605,217	5%	4%
DTC	309,254	(2,466)	306,788	326,551	(5)%	(6)%
Total	$943,425	$(9,311)	$934,114	$931,768	1%	—%
(1) Constant-currency net sales is a non-GAAP financial measure. See “Supplemental Financial Information” above for further information.

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Nine Months Ended September 30,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(In thousands, except percentage changes)	2025	Translation	2025(1)	2024	% Change	% Change(1)
Geographical net sales:
United States	$1,352,988	$—	$1,352,988	$1,385,940	(2)%	(2)%
Latin America and Asia Pacific	407,901	3,498	411,399	373,115	9%	10%
Europe, Middle East and Africa	402,503	(6,652)	395,851	350,227	15%	13%
Canada	163,731	4,888	168,619	162,712	1%	4%
Total	$2,327,123	$1,734	$2,328,857	$2,271,994	2%	3%

Brand net sales:
Columbia	$2,035,439	$1,595	$2,037,034	$1,972,231	3%	3%
SOREL	141,995	(125)	141,870	140,597	1%	1%
prAna	79,026	12	79,038	81,660	(3)%	(3)%
Mountain Hardwear	70,663	252	70,915	77,506	(9)%	(9)%
Total	$2,327,123	$1,734	$2,328,857	$2,271,994	2%	3%

Product category net sales:
Apparel, accessories and equipment	$1,857,437	$2,684	$1,860,121	$1,818,350	2%	2%
Footwear	469,686	(950)	468,736	453,644	4%	3%
Total	$2,327,123	$1,734	$2,328,857	$2,271,994	2%	3%

Channel net sales:
Wholesale	$1,351,158	$(1,439)	$1,349,719	$1,274,498	6%	6%
DTC	975,965	3,173	979,138	997,496	(2)%	(2)%
Total	$2,327,123	$1,734	$2,328,857	$2,271,994	2%	3%
(1) Constant-currency net sales is a non-GAAP financial measure. See “Supplemental Financial Information” above for further information.